Exhibit 25.1
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                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549
                         -------------------------
                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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            CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION
            (Exact name of trustee as specified in its charter)

                                                         29-2933369
(State of incorporation                               (I.R.S. employer
if not a national bank)                               identification No.)

ONE OXFORD CENTER, SUITE 1100
301 GRANT STREET, PITTSBURGH, PA                       15219
(Address of principal executive offices)            (Zip Code)

                             WILLIAM H. MCDAVID
                          THE CHASE MANHATTAN BANK
                              GENERAL COUNSEL
                              270 PARK AVENUE
                          NEW YORK, NEW YORK 10017
                            TEL: (212) 270-2611
         (Name, address and telephone number of agent for service)
                --------------------------------------------
                       WADDELL & REED FINANCIAL, INC.
            (Exact name of obligor as specified in its charter)

DELAWARE                                                51-0261715
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification No.)



6300 Lamar Avenue,
OVERLAND PARK, KANSAS                                       66202
(Address of principal executive offices)                (Zip Code)
                    -----------------------------------
                           Senior Debt Securities
                    (Title of the indenture securities)





                                  GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING
AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of the Currency, Washington, D.C.

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE
TRUST POWERS.

         Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR
 .
         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE
EACH SUCH AFFILIATION.

         None.

NO RESPONSES ARE INCLUDED FOR ITEMS 3-15 OF THIS FORM T-1 BECAUSE THE OBLIGOR IS NOT IN DEFAULT AS PROVIDED UNDER ITEM 13.

ITEM 16. LIST OF EXHIBITS

List below all exhibits filed as a part of this Statement of Eligibility.

1. EXHIBIT T1A(a) A copy of the Articles of Association of the Trustee as now in effect.

2. EXHIBIT T1A(b) A copy of the Certificate of Authority of the Trustee (previously known as New Trust Company, National Association,) to commence business together with letters dated November 24, 1997 from the Comptroller of the Currency authorizing the exercise of fiduciary powers by the Trustee and acknowledging the name change of the Trustee were filed in connection with the Registration Statement of CONVERGYS CORP, File No. 333-43404, and is incorporated herein by reference.

3. EXHIBIT T1A(c) The Authorization of the Trustee to exercise corporate trust powers is contained in Exhibit T1A(b).

4.       EXHIBIT T1B

         A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of CONVERGYS CORP, File No. 333-43404, and is incorporated herein by reference.

5.       EXHIBIT T1C Not applicable

6.       EXHIBIT T1D The Trustee's consent required by Section 321(b) of the
         Act.

7. EXHIBIT T1E A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8.       EXHIBIT T1F Not applicable

9.       EXHIBIT T1G Not applicable


                                 SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chase Manhattan Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America , has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland and Ohio, on the 8th day of January, 2001.


                                            CHASE MANHATTAN TRUST COMPANY,
                                            NATIONAL ASSOCIATION


                                            /s/ Timothy J. Vara
                                            ------------------------------
                                            Timothy J. Vara
                                            Vice President



                                                             EXHIBIT T1A(a)

                   [CHASE MANHATTAN TRUST COMPANY - LOGO]
                       CHASE MANHATTAN TRUST COMPANY,
                            NATIONAL ASSOCIATION

                             CHARTER NO. 23548

                          ARTICLES OF ASSOCIATION


For the purpose of organizing an Association to perform any lawful activities of a national bank, the undersigned do enter into the following Articles of Association:

FIRST. The title of this Association shall be Chase Manhattan Trust Company, National Association (the "Association").

SECOND. The main office of the Association shall be in the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania. The business of the Association shall be limited to the fiduciary powers and the support of activities incidental to the exercise of those powers. The Association will obtain the prior written approval of the Office of the Comptroller of the Currency before amending these Articles of Association to expand the scope of its activities and services.

THIRD. The board of directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own common or preferred stock of the Association or of a holding company owning the Association, with an aggregate par, fair market or equity value of not less than $1,000. Any vacancy in the board of directors may be filled by action of the shareholders or a majority of the remaining directors.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the by-laws, or if that day falls on a legal holiday in the state in which the Association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. Advance notice of the meeting may be duly waived by the sole shareholder in accordance with 12 C.F.R. 7.2001.

A director may resign at any time by delivering written notice to the board of directors, its Chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause.

FIFTH. The authorized amount of capital stock of this Association shall be five million dollars ($5,000,000), divided into fifty thousand (50,000) shares of common stock of the par value of one hundred dollars ($ 100) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right to subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

Unless otherwise specified in the Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors may appoint one of its members President of this Association, and one of its members Chairperson of the board or two of its members as Co-Chairpersons of the board, and shall have the power to appoint one or more Vice Presidents, a Secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the by-laws.

The board of directors shall have the power to:

(1) Define the duties of the officers, employees, and agents of the Association.

(2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Association.

(3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4) Dismiss officers and employees.

(5) Require bonds from officers and employees and fix the penalty thereof.

(6) Ratify written policies authorized by the Association's management or committees of the board.

(7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law.

(8) Manage and administer the business and affairs of the Association.

(9) Adopt initial by-laws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Association.

(10) Amend or repeal by-laws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

(11) Make contracts.

(12) Generally perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other location permitted under applicable law, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

EIGHTH. The corporate existence of this Association shall continue until termination according to the laws of the United States.

NINTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's board of directors may propose one or more amendments to the Articles of Association for submission to the shareholders.


                                                                EXHIBIT T1D


                Consent for Records of Governmental Agencies
                   to be Made Available to the Commission

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         The undersigned, Chase Manhattan Trust Company, National
Association, Pittsburgh, Pennsylvania pursuant to Section 321(b) of The Trust Indenture Act of 1939, hereby authorizes the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, the Treasury Department, the Comptroller of the Currency and the Federal Deposit Insurance Corporation, under such conditions as they may prescribe, to make available to the Commission such reports, records or other information as they may have available with respect to the undersigned as a prospective trustee under an indenture to be qualified under the aforesaid Trustee Indenture Act of 1939 and to make through their examiners or other employees for the use of the Commission, examinations of the undersigned prospective Trustee.

         The undersigned also, pursuant to Section 321(b) of said Trust Indenture Act of 1939, consents that reports of examination by the Federal, State, Territorial or District authorities may be furnished by such authorities to the Commission upon request therefor.

         Dated this 8th day of January, 2001.

                                            Chase Manhattan Trust Company,
                                            National Association


                                            /s/ Timothy J. Vara
                                            ---------------------------
                                            Timothy J. Vara
                                            Vice President


                                                                EXHIBIT T1D

            Chase Manhattan Trust Company, National Association
                           Statement of Condition


                             September 30, 2000

                                                                 ($000)
Assets
         Cash and Due From Banks                                 $  22,301
         Securities Available for Sale                               4,857
         Premises and Equipment                                      3,477
         Accounts Receivable                                         6,664
         Intangible Assets                                         141,535

                  Total Assets                                   $ 178,834


Liabilities
         Sundry Liabilities and Accrued Expenses                 $   4,953

Stockholder's Equity
         Common Stock                                            $   5,000
         Surplus                                                   156,892
         Retained Earnings                                          11,989
                  Total Stockholder's Equity                     $ 173,881

                  Total Liabilities and Stockholder's Equity     $ 178,834